UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): January 15, 2009
THERMADYNE HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-13023 (Commission File Number)	74-2482571 (I.R.S. Employer Identification No.)

16052 Swingley Ridge Road,	63017
Suite 300	(Zip Code)
Chesterfield, Missouri
(Address of principal executive
offices)
(636) 728-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective January 15, 2009, Dennis Klanjscek retired as Executive Vice President-Asia Pacific. In connection with his retirement, the Company entered into an agreement (the “Agreement”) with Mr. Klanjscek pursuant to which the Company agreed, among other things, to pay Mr. Klanjscek a lump sum payment of $766,982.75 (AUD 1,136,521) in full consideration of all severance payments set forth in the Executive Employment Agreement dated June 13, 2002 between the Company and Mr. Klanjscek. In the Agreement, the Company and Mr. Klanjscek further agreed that (i) for a period of 24 months Mr. Klanjscek shall not engage in any business currently engaged in by the Company globally, and (ii) Mr. Klanjscek will have until June 30, 2009 to exercise his vested stock options.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 19, 2008

THERMADYNE HOLDINGS CORPORATION
By:	/s/ Steven Schumm
	Name:	Steven Schumm
	Title:	Executive Vice President, Chief Financial Officer, Chief Administrative Officer